UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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 The following press release was issued by Kistefos AS on June 1, 2009.

KISTEFOS SETS RECORD STRAIGHT FOR TRICO MARINE STOCKHOLDERS; CONFIRMS ITS PROPOSALS CREATE NO RISKS UNDER THE JONES ACT

Letter to Trico’s Stockholders Details How Trico is Purposely Using Misleading Comments to Distract from its Poor Performance

OSLO — June 1, 2009 — Kistefos AS announced today it has sent the following letter to Trico Marine Services, Inc. (NASDAQ: TRMA) stockholders to provide the real facts about Trico’s ongoing efforts to mislead stockholders with regard to Jones Act requirements. Specifically, the letter advises stockholders that:

•                  The United States Maritime Administration (Marad) has confirmed that Kistefos’ proposals to place two highly qualified directors on Trico’s Board and enact several proposals to improve management accountability and the company’s corporate governance practices will not place Trico’s Jones Act eligibility at risk.

•                  Trico’s latest communication with stockholders intentionally misrepresents Marad’s letter and misleads stockholders as part of management’s ongoing efforts to use the Jones Act as a smokescreen to avoid accountability for the company’s poor operational and financial performance.

Kistefos goes on to urge stockholders to support its Board nominees and other proposals at Trico’s upcoming Annual Meeting of Stockholders on June 10, 2009.

The full text of the letter is below.

June 1, 2009

Dear Fellow Trico Marine Services Stockholder:

If you are a concerned Trico Marine Services stockholder who feels that eligibility for service on the Trico Board of Directors should be measured strictly by the qualifications of the candidates and the performance of the company, please feel free to skip reading this lengthy letter. We feel we have already made and proven our case for change to you and look forward to your support on June 10.

This letter is solely for the Trico stockholders who still have concerns about the Jones Act compliance issues that management has repeatedly raised — as a shameless smokescreen, we submit — during the course of this contest.  For you, our message is simple. Neither our proposals nor the election of our two highly qualified nominees to Trico’s Board create any true risk of non-compliance with the Jones Act.

As we will discuss below, Kistefos firmly believes that:

•                  Trico is using the Jones Act as a shield to avoid accountability for its terrible performance

•                  The United States Maritime Administration (Marad) has confirmed our position that there are no Jones Act issues

•                  Trico’s latest release cynically misinterprets Marad’s letter and misleads stockholders

We pledge that if the company is ever formally advised by Marad that our nominees’ continuing service would for any reason risk causing the company to lose its Jones Act qualification, and if asked by the remaining members of the Board to resign, we would readily do so.

DO NOT LET YOURSELF BE MISLED BY TRICO

BEFORE VOTING, CONSIDER WHAT IS REALLY IMPORTANT: MANAGEMENT’S DISMAL RECORD AND NOT TRICO’S JONES ACT SMOKESCREEN.

YOUR VOTE MATTERS.

PUT A STOP TO TRICO’S SHAMELESS MISREPRESENTATIONS AND VOTE FOR THE KISTEFOS PROPOSALS ON THE REVISED BLUE CARD.

Beginning with our first meeting with Mr. Compofelice’s representatives in January through Trico’s duplicitous press release last Friday, management has tried to use the fear of Jones Act non-compliance as a de facto poison pill to reject our proposals.  In doing so, Trico is avoiding defending to concerned stockholders its bottom-of-the-bottom-quartile record of non-performance.

As you may know, the Jones Act limits the participation of non-U.S. citizens on the boards of companies that wish to engage in the “coastwise trade”(1) to a “minority of a quorum” of the Board.  Another, less clear, provision of the Jones Act restricts non-U.S. citizen “control” of a Jones Act company to a  25% “interest” and may, accordingly, be read to limit the representatives of foreign stockholders on the Board to 25% of the total number of directors.

When we first sought to join the Board last December, the Board consisted (as it does today) of seven directors with the quorum set at four. Therefore, a minority of the quorum was one. Since one non-U.S. citizen, Mr. Per Staehr, was already sitting on the Board, we understood that Mr. Staehr would have to step down and/or the size of the quorum or board or both would have to be increased to accommodate our request for two seats. We indicated to Mr. Compofelice a willingness to join an expanded Board. We observed that if the Board were expanded to nine and the quorum to seven, and if the Board supported our election to fill the two new seats, there would be three non-U.S. citizen directors on the Board (equaling a minority of the newly expanded quorum) and Kistefos’ “interest” on the Board would be limited to two of nine directors (equaling less than 25%).  By doing so, Trico would remain in compliance with the Jones Act.  Simple, at least so we thought. Trico absolutely rejected this solution.

Thus began what we can only describe as an Alice in Wonderland experience of trying to reach an understanding with an ever elusive Trico on how to structure a Board with first three and then two non-U.S. citizen directors in compliance with the Jones Act.  Trico’s repeated and unceasing objections to every one of our proposals are too numerous to list in this letter. Suffice it to say that every suggestion we made was summarily rejected by Trico as impossible. It soon became clear that the Board had no intention of responding to us in good faith.

In frustration, we turned to Marad, which administers the Jones Act.  In fact, we offered to go to Marad jointly with Trico, but it repeatedly refused our offer. We asked Marad whether the election of our two nominees to an expanded board of nine with an increased quorum of seven would comply with the Jones Act.  On March 12, Marad confirmed to us orally that our proposal would not violate the Jones Act.

The next day, Trico filed its 2008 annual report with the U.S. Securities and Exchange Commission and pulled an amazing trick, demonstrating its desperate intention to put up a Jones Act barrier to our proposals at any and all cost. All of Trico’s past filings have stated clearly that the test for non-U.S. citizen directors under the Jones Act was, as the Jones Act itself clearly provides, that “no more than a minority of the number of directors… necessary to constitute a quorum for the transaction of business can be non-U.S. citizens.” Now, Trico suddenly changed its public disclosure to claim that “no more than 25% of the directors … necessary to the transaction of business can be non-U.S. citizens.” This statement can only be interpreted to mean that the number of non-U.S. citizen directors cannot exceed 25% of a quorum, because a quorum is defined as the number of directors necessary to the transaction of business. While Trico had made this extreme assertion to us privately in the past, we had disregarded it because there is no support for it in the Jones Act. We were shocked to read it in Trico’s SEC filing as a statement of the law. If the statement were true, no more than one of the seven directors at any time constituting a quorum could be a non-U.S. citizen.

Because we had only one business day before the deadline for our nominations for director and related proposals for the 2009 Annual Meeting under Trico’s “advance notice bylaw,” we immediately sought to obtain assurances from Marad that Trico’s statement inaccurately misstated the law. Unfortunately, the timeframe was too tight and we could not obtain necessary advice from Marad before the March 15 deadline.  Faced with no alternative if we wished to have our proposals considered at the 2009 Annual Meeting, we restructured our proposals to comply with Trico’s statement in its annual report. We added proposals to remove Mr. Staehr from the Board and to add a proviso that a quorum of seven must consist of at least six U.S. citizens. By doing so, our proposals complied not only with the oral confirmation we had received from Marad but with Trico’s “creative” restatement of the law in its annual report.

Shortly thereafter, Marad confirmed to us in writing its oral advice of March 12 that our proposals complied with the Jones Act, subject only to confirmation that (1) non-U.S. citizens do not control more than 25% of the interest in Trico and (2) any proxies solicited by Kistefos would be voted independently by U.S. citizens.  We felt confident that these two conditions would not pose a problem since Trico has repeatedly affirmed that its non-U.S. citizen ownership is less than 25%, and we fully intend to comply with the non-U.S. citizen proxy requirement.

Since then, Trico has repeatedly questioned in its proxy statement and fight letters whether our proposals would jeopardize the company’s Jones Act eligibility, as if we had proposed an unworkable structure to Marad or Marad had not approved it.  This stance culminated with a press release on May 29 in which Trico claimed that the approval of some or all of our proposals could raise questions regarding Trico’s continuing eligibility under the Jones Act. The press release goes on to suggest that we have misrepresented Marad’s confirmation of the acceptability of our proposals.

The truth is that Marad did approve our proposals, and our proposals do not place Trico’s Jones Act eligibility at risk.

(1) At one time, providing supply services in the Gulf of Mexico trade was a major business of Trico. In recent periods, however, this business has dwindled to less than 10% of Trico’s revenue. As of December 31, 2008, Trico employed 11 vessels in the Gulf out of a total world-wide fleet of at least 77 vessels, according to Trico’s annual report filed on Form 10-K with the SEC on March 11, 2009. In Trico’s first quarter 2009 10-Q, it discloses that five vessels in the Gulf have been warm stacked. Management’s publicly stated outlook suggests that Trico’s Gulf operations will continue to shrink.

Notwithstanding Trico’s desperate spin, Marad’s May 29 letter confirms that Kistefos’ proposals are acceptable. As Marad states, we had in fact previously provided Marad with the Independent Proxy Agreement and Marad had confirmed to us that it raised no issue under the Jones Act. The May 29 letter does state that if the Independent Proxies for the stockholders who wish to vote for Kistefos’ proposals are influenced by Kistefos in exercising their discretion, an issue could arise. However, Marad failed to note that pursuant to the Independent Proxy Agreement the Independent Proxies are sworn to follow only the instructions of the stockholders giving them proxy authority and have no responsibility to Kistefos. In addition, to lay this issue firmly to rest, each of Kistefos and the Kistefos nominees and both of the Independent Proxies will give Marad confirmatory affidavits to the effect that no instructions regarding the exercise of the Independent Proxies’ discretion will be given by Kistefos or any related party and no instructions regarding the exercise of the Independent Proxies’ discretion will be taken by the Independent Proxies from Kistefos or any related party. This issue is another shameless management “red herring” and a desperate attempt to influence votes at the 11th hour.

Second, the Marad letter hypothetically cautions Trico that if the Kistefos nominees are elected to the Board, and if Mr. Staehr is removed from the Board, and if his proposed successor, Mr. Swanson, is not elected to replace him, then the two Kistefos nominees could exercise “negative control” over Trico by preventing a quorum from forming.  While Marad never expressed this concern during our discussions, we are certain that there is no real risk that Jones Act non-compliance could arise. The fact is, if Mr. Staehr is removed, both management and Kistefos recommend the election of Mr. Swanson, making his election a certainty and this hypothetical eventuality an impossibility.  Furthermore, if a vacancy did arise, the stockholders and/or the Board, depending on the circumstance, would have the power to fill it, thereby avoiding the possibility of the Kistefos nominees exercising “negative control.”

The hypothetical concern also ignores the fact that at every Jones Act-compliant company with a non-U.S. citizen director on its Board, the existence of a vacancy or vacancies could give the non-U.S. citizen director the power to frustrate the formation of a quorum.  In fact, under this theory, Trico today is already in violation of the Jones Act because the possible creation of two vacancies for any reason would allow the existing non-U.S. citizen director, Mr. Staehr, the ability to exercise negative control. In any event, we have advised Marad that we believe it would be impossible for there to be a permanent vacancy created by the removal of Mr. Staehr, and Marad has advised us that if this is the case, then no Jones Act issue would arise.

Let us be absolutely frank. We respect and understand the restrictions of the Jones Act, and we have carefully structured our proposals to comply with the law. We have sought and obtained Marad’s confirmation that our proposals do not violate the Jones Act.

On the other hand, management has spent enormous time and energy trying to undermine our proposals, instead of addressing the real issues at hand here: the severe underperformance of Trico under its watch. Management’s poor record and disgraceful performance simply cannot be successfully defended. Don’t be misled by Trico’s cynical and disingenuous Jones Act smokescreen. Please give us your support on June 10 by voting the enclosed BLUE card. Thank you very much.

Yours sincerely,

Åge Korsvold

REMEMBER:

TO BEST EFFECT CHANGE, OUR PROPOSALS MUST BE APPROVED BY

AT LEAST TWO-THIRDS OF THE OUTSTANDING STOCK AND STOCKHOLDERS MUST APPROVE ALL OF KISTEFOS’ PROPOSALS.

SHARES NOT VOTED ARE LIKE A VOTE FOR MANAGEMENT.

EVERY VOTE COUNTS.

PLEASE READ THE ENCLOSED MATERIAL CAREFULLY, SIGN AND DATE THE ENCLOSED REVISED BLUE PROXY CARD AND RETURN IT TODAY.

To elect the Kistefos nominees and support our corporate governance initiatives, we urge all stockholders to sign and return the revised BLUE Proxy whether or not you have already returned a white proxy sent to you by the company.

We urge all stockholders not to sign or return

any white proxy sent to you by the company.

Instead, we recommend that you use the revised BLUE Proxy today.

If you have already returned the white proxy, you can effectively revoke it by voting the revised BLUE Proxy.

Only your latest-dated proxy will be counted.

If you have any questions or need assistance in voting the revised BLUE Proxy, please contact our proxy solicitor, Okapi Partners, at the toll-free number or email address listed below.

Call Toll-Free: 1-877-869-0171

Or

Email:   info@okapipartners.com

About Kistefos AS

Kistefos AS is a private investment firm focused on making investments in medium-sized companies. Kistefos typically invests in turnaround opportunities and businesses that experience industry consolidation. Kistefos has holdings in dry cargo-shipping, offshore services and financial services, as well as technology-founded investments and real estate development. Kistefos AS was founded in 1979 and is based in Oslo, Norway.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

KISTEFOS AS, CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) HAVE MADE A FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING REVISED PROXY CARD IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIAL FILED BY THE PARTICIPANTS IN CONNECTION WITH THE 2009 ANNUAL MEETING, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO THE COMPANY’S STOCKHOLDERS AND ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN SCHEDULES 13D AND 14A FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

Contacts

Investors

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Steve Balet, 212-297-0720

or

Media

The Abernathy MacGregor Group

Tom Johnson/Chuck Burgess/Mike Pascale, 212-371-5999